PARTICIPATION AGREEMENT

AMONG

PIONEER VARIABLE CONTRACTS TRUST,

NATIONWIDE FINANCIAL SERVICES, INC.

PIONEER INVESTMENT MANAGEMENT, INC.

AND

PIONEER FUNDS DISTRIBUTOR, INC.

THIS AGREEMENT, made and entered into on September 27, 2002, is by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation (the "Company") on behalf of the affiliated companies and each segregated asset account set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and PIONEER FUNDS DISTRIBUTOR, INC. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;

WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including the Company, which have entered into participation agreements with the Trust (the "Participating Insurance Companies");

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts may invest, is specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

WHEREAS, the Portfolios offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

WHEREAS, PFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD" and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts;

WHEREAS, NATIONWIDE INVESTMENT SERVICES CORPORATION ("Policy Underwriter"), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:

ARTICLE I.  SALE OF TRUST SHARES

1.1.           PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article I until such time as theymutually agree to utilize the National Securities Clearing Corporation ("NSCC").  Upon such mutual agreement, PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems as set forth in Exhibit I.

1.2.           PFD agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts.  Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares.  For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such orders by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).  "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

1.3.           PFD agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value in accordance with the rules of the SEC.  Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over PIM, PFD or the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Portfolio.

1.4.           The Trust and PFD will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder.  The Company will not resell the Shares except to the Trust or its agents.

1.5.            The Trust agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day).  Each such redemption request shall be executed on a daily basis at the net asset value next computer after receipt by the Trust or its designee of the request of redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such request for redemption by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).

1.6.           Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio.  However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.7 hereof.

1.7.           In the event of net purchases, the Company shall pay for the Shares by 11:00 a.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.2 hereof.  Company shall transmit all such payments in federal funds by wire.  If payment in federal funds for any purchase is not received or is received by the Trust after 11:00 a.m. on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses (including the cost of and any loss incurred by the Trust in unwinding any purchase of securities by the Trust) incurred by the Trust as a result of portfolio transactions effected by the Trust based upon such purchase request.  In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next Business Day after a redemption order is received from the Company in accordance with Section 1.5 hereof, although the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules promulgated thereunder.  Payments for net redemptions shall be in federal funds transmitted by wire.

1.8.           Issuance and transfer of the Shares will be by book entry only.  Stock certificates will not be issued to the Company or the Accounts.  The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.9.           The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares.  The Company hereby elects to receive all such dividends and distributions as are payable in cash or Shares on a Portfolio's Shares in additional Shares of that Portfolio.  The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

1.10.                      The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time.  In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error.  Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement.  A pricing error shall be corrected in accordance with the Trust's internal policies and procedures.  If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of Shares or redemption proceeds to which they are entitled, the number of Shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Trust or PIM to the Company for crediting of such amounts to the Contract owners' accounts.  Upon notification by PIM of any overpayment due to a material error, the Company shall promptly remit to the Trust or PIM, as appropriate, any overpayment that has not been paid to Contract owner; however, PIM acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account.  The costs of correcting such adjustments shall be borne by the Trust or PIM unless the Company is at fault in which case such costs shall be borne by the Company.

ARTICLE II.  CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1.           The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act.  The Company further represents and warrants that it is a duly organized holding company in good standing under applicable law for (i) an insurance company subsidiary duly organized and in good standing under applicable law; (ii) the insurance company subsidiary has legally and validly established each Account as a segregated asset account under applicable law; (iii) the insurance company subsidiary has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trust in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) the insurance company subsidiary will maintain such registration for so long as any Contracts are outstanding.  The Company shall ensure that the insurance company subsidiary amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.  The Company shall ensure that the insurance company subsidiary register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.  At the time the Company is required to deliver the Trust's prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, the Company shall ensure that the insurance company subsidiary distribute to such Contract purchasers the then current Trust prospectus, as supplemented.

2.2.           The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3.           The Company represents and warrants that Policy Underwriter, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC.  The Company represents and warrants that the Company and Policy Underwriter will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

2.4.           The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in compliance with the laws of Delaware and that the Trust is and shall remain registered under the 1940 Act.  The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its Shares.  The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

2.5.           The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware.  The Trust further represents that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class II shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.

2.6.           PFD represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.  PFD represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7.           PIM represents and warrants that it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

2.8.           No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

2.9.           The Trust and PIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.  The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an deemed appropriate by the Company.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.  The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust.  The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.

2.10.                      The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.  In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder.  The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.  The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plan.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1.           At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares.  The Trust or its designee shall provide the Company, at PFD's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts.  If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined document where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares.  In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready,"  diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld.  Notwithstanding the foregoing, the Trust shall also provide the Company, at PFD's expense, no less frequently than annually, copies of the Portfolios prospectuses in PDF format for the use on the Company's and/or affiliated producer's websites.  However, if any time PFD deems the usage by the Company of such materials to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that the Company demonstrate the reasonableness of such usage.  If PFD believes the reasonableness of such usage has not been adequately demonstrated, it may request that the Company pay the cost of printing and delivery of any excess copies of such materials.  Unless the Company agrees to make such payments, PFD may refuse to supply additional materials and this section shall not be interpreted as requiring delivery by PFD of any copies in excess of the number of copies required by law.

3.2.           The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee.  The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master or such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares.  The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format.  The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

3.3           The Trust or its designee shall provide the Company free of charge, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.  The cost of distributing such documents shall be borne the Trust or its designee.

3.4.           The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account.  The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner.  The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

3.5.           The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

3.6.	If and to the extent required by law, the Company shall:

(a)	solicit voting instructions from Contract owners;

(b)	vote the Shares in accordance with instructions received from Contract owners; and

(c)	vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners.  The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners.  The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law.  Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order.  The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

4.1.           The Company shall furnish, or shall cause to be furnished, to PFD or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM are named, at least five (5) Business Days prior to its use.  No such material shall be used if PFD or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.  PFD or its designee shall notify the Company within five (5) Business Days of receipt of its approval or disapproval of such materials.

4.2.           The Company shall not make any representation on behalf of the Trust, PIM, any other investment adviser to the Trust or any affiliate of PIM and shall not give any information on behalf of the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM or concerning the Trust or any other such entity in connection with the sale of the Contracts other than the information contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM, PFD or their respective designees, except with the permission of the Trust, PIM or their respective designees.  The Trust, PIM, PFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis.  The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM, or PFD or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM, PFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3.           PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use.  No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.  The Company shall notify PFD within five (5) Business Days of receipt of its approval or disapproval of such materials.

4.4.           The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.  The Company or its designee agrees to respond to any request for approval on a prompt and timely bases.  The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of the Contracts.

4.5.           The Company and the Trust shall provide, or shall cause to be provided, to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, within a reasonable time after the filing of such document with the SEC or other regulatory authorities.

4.6.           For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints, or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under NASDR Conduct Rules, the 1933 Act or the 1940 Act.  However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Portfolios of the Trust in a list of investment options.

4.7.           At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, date, access to operating procedures that may be reasonably requesting in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

4.8.           Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Trust (and its Portfolios), PIM and PFD hereby each consents in connection with the marketing of the Contracts to the Company's use of their names or other identifying marks, including PIONEER INVESTMENTS® and Pioneer's sail logo, in connection with the marketing of the Contracts.  The Trust, PIM or PFD or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Trust cease to be available through the Company.  Except as set forth in the previous sentence, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party's name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

ARTICLE V. FEES AND EXPENSES

5.1.           Neither the Trust, PIM nor PFD shall pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule B attached hereto, and the Company shall pay no fee or other compensation to the Trust, PIM or PFD under this Agreement.  Notwithstanding the foregoing, the parties hereto will bear certain expenses under the provisions of this Agreement and shall reimburse other parties for expenses initially paid by one party but allocated to another party.  In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts pursuant to this Agreement.

5.2.           The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses, reports to Shareholders and proxy materials to owners of Contracts and participants funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.  The Trust shall not bear any expenses of marketing the Contracts.

5.3.           The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Contracts and of distributing the Trust's Shareholder reports to Contract owners.  The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

5.4.           The Company agrees to provide certain administrative services, specified in Schedule B attached hereto, in connection with the arrangements contemplated by this Agreement.  The parties intend that the services referred to in the Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative serves and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1.           The Trust and PIM represent and warrant that each Portfolio of the Trust in which an Account invests will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.

6.2.           Trust and PIM represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

6.3.	No Shares of the Trust will be sold directly to the general public.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1.           The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust.  A material irreconcilable conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners.  The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board.  The Board will give prompt notice of any such determination to the Company.

7.2.           The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.  The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust to the extent permissible, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (e.g., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3.           A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict.  In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement as soon as is reasonably practicable, but no later than twelve (12) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

7.4.           If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees.  Any such withdrawal and termination must take place as soon as is reasonably practicable, but no later than twelve (12) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

7.5.           If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement as soon as is reasonably practicable, but no later than twelve (12) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board.  Until the effected date of the termination of this Agreement, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

7.6.           For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.2 to establish a new funding medium for the contracts if any offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict.  In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement as soon as is reasonably practicable after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

7.7.           If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Share Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1.	Indemnification by the Company

The Company agrees to indemnify and hold harmless the Trust, PIM, PFD, and any affiliates of PIM, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of Section 15 of the 1933 Act, and any directors, officers, agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements herein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration  statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)           arise out of or as a result of statement or representations by or on behalf of the Company (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or in the sales literature or other promotional material of the Trust, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

(c)           arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(d)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)           arise as a result of any failure by the Company to perform any of its obligations under this Agreement; as limited by and in accordance with the provisions of this Article VIII.

8.2	Indemnification by PIM and PFD

PIM and PFD agree to indemnify and hold harmless the Company and Policy Underwriter and each of their trustees and officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any directors, officers, agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

(a)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)           arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, PIM, PFD or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

(c)           arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM, or PFD; or

(d)           arise out of or result from any material breach of any representation and/or warranty made by PIM and PFD in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by PIM and PFD; or

(e)           arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(f)           arise as a result of any failure by PIM or PFD to perform any of their respective obligations under this Agreement;as limited by and in accordance with the provisions of this Article VIII.

8.3.	Indemnification by the Trust

The Trust agrees to indemnify and hold harmless the Company and Policy Underwriter and each of their trustees and officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any directors, officers, agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

(a)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust or its respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(b)           arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(c)           arise as a result of any material breach by the Trust of any of its obligations under this Agreement; as limited by and in accordance with the provisions of this Article VIII.

8.4.           In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to the Company or its affiliates or to any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder; (ii) the failure by the Company or its affiliates to maintain its segregated asset accounts (which invest in any Portfolio) as legally and validly established segregated asset accounts under applicable state law and as a duly registered unit investment trusts under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or its affiliates to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

8.5.           Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.6.           Promptly after receipt by an Indemnified Party under this Section 8.6. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section.  In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party.  After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.7.           A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII.  The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

9.2.           This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemption from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS OR LITIGATION

The Trust, PIM, PFD and the Company agree that each such party shall notify the other parties to this Agreement within a reasonable time, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares.  Each of the parties further agrees to notify the other parties within a reasonable time of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares.  The indemnification provisions contained in this Article X shall survive any termination of this Agreement.

ARTICLE XI. TERMINATION

11.1	This Agreement shall terminate with respect to one, some or all of the Accounts or Portfolios:

(a)           at the option of any party upon six (6) months' advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; provided, further, that if later than six (6) months, upon receipt of any required exemptive relief or orders from the SEC; or

(b)           at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as reasonably determined by the Company.  Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act.  Reasonably prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

(c)           at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

(d)           at the option of the Company upon institution of formal proceedings against the Trust, PIM or PFD by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trust, PIM or PFD under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

(e)           at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media.  The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

(f)
at the option of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
at the option of the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	at the option of any party to this Agreement, upon another affiliated or unaffiliated party's material breach of any provision of or representation contained in this Agreement.

11.2.	The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

11.3	It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

11.4.
Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

11.5.
Notwithstanding any termination of this Agreement, the Trust and PFD shall, at the option of the Company, continue for a period not exceeding six (6) months to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided, however, that in the event of a termination pursuant to Section 11.1. (c), (f) or (h), the Trust, PIM and PFD shall at their option have the right to terminate immediately all sales of Shares to the Company, subject to compliance with federal securities laws.  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

11.6.
Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party

If to the Trust:

Pioneer Variable Contracts Trust
c/o Hale and Dorr
60 State Street
Boston, Massachusetts  02109
Attn:  Joseph P. Barri, Secretary

If to the Company:

Nationwide Financial Services, Inc.
One Nationwide Plaza, 1-12-04
Columbus, Ohio  43215-2220
Attn:  William G. Goslee, Vice President

With a copy to:

Scott Kreighbaum
Securities Counsel
One Nationwide Plaza, 1-09-V3
Columbus, Ohio  43215-2220

If to PIM:

Pioneer Investment Management, Inc.
60 State Street
Boston, Massachusetts  02109
Attn:  Dorothy E. Bourassa, General Counsel

If to PFD:

Pioneer Funds Distributor, Inc.
60 State Street
Boston, Massachusetts  02109
Attn:  William A. Misata, Senior Vice President

ARTICLE XIII.  MISCELLANEOUS

13.1.                      Subject to the requirements of legal process and regulatory authority, each party hereto shall treatas confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain.  Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

(a)           "Confidential Information" includes without limitation all information regarding thecustomers of the Company, the Trust, PIM, PFD or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

(b)           Neither the Company, the Trust, PIM or PFD may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, PIM or PFD as set forth in this Agreement; and the Company, the Trust, PIM and PFD agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, PIM or PFD may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

(c)           The Company, the Trust, PIM and PFD agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates  or licensees; the Company, the Trust, PIM and PFD further agree to cause all their respective agents,representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 13.1.

13.2.
The Company hereby acknowledges that as applicable or required:  (i) it has adopted an anti-money laundering program that complies with the requirements of applicable anti-money laundering laws, including the USA Patriot Act, the Bank Secrecy Act and applicable regulations thereunder; (ii) it regularly searches its databases for shareholder/customer names and countries appearing on U.S. governmental agencies' lists of prohibited persons (i.e., lists maintained by OFAC); and (iii) it monitors its compliance with such program.  The Company agrees to notify PIM of any:  (i) material changes to its policies and procedures; (ii) identified instances of non-compliance that involve an account related to the Funds or PIM (a "Pioneer Related Account"), either through a shareholder or transaction(s); and (iii) other anti-money laundering issues that may arise with respect to a Pioneer Related Account.  The Company agrees to notify PIM with such periodic certifications of compliance as PIM may reasonably request.

13.3.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4.	This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6.	The Schedules attached hereto, as modified from time to time, is incorporated herein by reference and are part of this Agreement.

13.7.
Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.
A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware.  The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the rust in accordance with its proportionate interest hereunder.  The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument.  The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

13.10.
Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then, such other forum), which shall be binding, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

13.11.	Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.

13.12.
The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

13.13.                      No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between PIM and the Trust and PFD and the Trust.

13.14.	This Agreement, including any Schedules or Exhibits hereto, may be amended only by a written instrument executed by each party hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

PIONEER VARIABLE CONTRACTS TRUST,	PIONEER INVESTMENT MANAGEMENT,
on behalf of the Portfolios	INC.

By its authorized officer and not individually,	By its authorized officer,
By:____________________________________
Daniel T. Geraci
By: ________________________________	President and Chief Executive Officer
Joseph P. Barri________________________
Secretary
Date: ___[10-29-02]____________________	Date: ___[10-28-02]______________________

NATIONWIDE FINANCIAL SERVICES, INC.	PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,	By its authorized officer,

By: _________________________________	By: ___________________________________
William G. Goslee
Vice President
Name:  __Daniel T. Geraci__________________ Date:  _[10-15-02]______________________
Title: President___________________________

Date: ____[10-28-02]______________________

        Pioneer Participation Agreement Trustee Version 2002.doc                                                                                                                                                     1

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT
As of September 27, 2002

Name of Separate Account	Affiliated Companies	Portfolios Class I and II Shares
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide DC Variable Account
Nationwide DC Variable Account-II
NACo Variable Account
Nationwide Governmental Plans
Variable Account
Nationwide Governmental Plans
Variable Account-II
Nationwide Qualified Plans Variable
Account
Nationwide Private Placement
Variable Account
Ohio DC Variable Account

Registered Broker Dealers
Nationwide Advisory Services, Inc.
Nationwide Investment Services Corporation

Affiliates and Subsidiaries
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Trust Company, FSB
Nationwide Retirement Solutions, Inc.
National Deferred Compensation, Inc.

Pioneer America Income VCT Portfolio
Pioneer Balanced VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Europe VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Growth Sales VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer International Value VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Science & Technology VCT Portfolio
Pioneer Small Cap Value VCT Portfolio
Pioneer Small Company VCT Portfolio
Pioneer Strategic Income VCT Portfolio

Schedule B

1.           Administrative Services

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD.  The Company will provide properly registered and licensed personnel, as necessary, and any systems needed for all Contract owners servicing and support - for both fund and annuity life insurance information and questions, including

▪	Communicative all purchase, withdrawal, and exchange orders it receives from its customers to PFD;
▪	Respond to Contract owner and participant inquiries;
▪	Delivery of both Trust and Contract prospectuses as required under applicable law;
▪	Entry of initial and subsequent orders;
▪	Transfer of cash to Portfolios;
▪	Entry of transfers between Portfolios;
▪	Portfolio balance and allocation inquiries; and
▪	Mail Trust proxies.

2.	Administrative Service Fees

For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of [X.XX%] of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and [X.XX%] of the average aggregate net daily assets invested in the Class II Shares of the Portfoilos through the Accounts at the end of each calendar quarter.  Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter.  Such fees shall be paid quarterly in arrears.  Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.  The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation.  Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.           12b-1 Distribution Related Fees (Class II Shares Only)

In accordance with the Portfolios' plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of [X.XX%] of the average daily net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter.  PFD will make such payments to the company within thirty (30) days after the end of each calendar quarter.  Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.  The Rule 12b-1 distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Portfolio and (i) distribution services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.Exhibit I

To
Participation Agreement

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1.           As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricinginformation, execute orders and wire payments for purchases and redemptions of Fund shares throughNational Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a)           Distributor or the Funds will furnish to Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor.  All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available.  Changes in pricing information will be communicated to both NSCC and Company.

(b)           Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Fund.  Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day.  Subject to Company's or its affiliate's compliance with the foregoing, Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day.  Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c)           Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 5:00 p.m. Eastern Time on the same Business Day such purchase orders are communicated to NSCC.  For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)           NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e)           With respect to (c) or (d) above, if Distributor does not send a confirmation of Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)           If on any day Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g)           These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law.  The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2.           Company or its affiliate, Distributor and clearing agents (if applicable) are each required to haveentered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized.  Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3.           Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

AMENDMENT No. 1 to SCHEDULE A

This Amendment No 1. to Schedule A corresponds to the Participation Agreement dated
September 27, 2002 and is effective December [22], 2003

ACCOUNTS, CONTRACT AND PORTFOLIOS

Separate Accounts
All existing and future Separate Accounts including but not limited to the following:
Nationwide Variable Account                                                                                     Nationwide VLI Separate Account-4
Nationwide Variable Account-II                                                                                     Nationwide VLI Separate Account-5
Nationwide Variable Account-3                                                                                     Nationwide VLI Separate Account-6
Nationwide Variable Account-4                                                                                     Nationwide VL Separate Account
Nationwide Variable Account-5                                                                                     Nationwide VLI Separate Account-A
Nationwide Variable Account-6                                                                                     Nationwide VLI Separate Account-B
Nationwide Variable Account-7                                                                                     Nationwide VLI Separate Account-C
Nationwide Variable Account-8                                                                                     Nationwide VLI Separate Account-D
Nationwide Variable Account-9                                                                                     Nationwide DC Variable Account
Nationwide Variable Account-10                                                                                     Nationwide DC variable Account-II
Nationwide Variable Account-11                                                                                     NACo Variable Account
Nationwide Variable Account-12                                                                                     Nationwide Governmental Plans Variable
Nationwide Variable Account-13                                                                                     Account
Nationwide Variable Account-14                                                                                     Nationwide Governmental Plans Variable
Multi-Flex Variable Account                                                                           Account-II
Nationwide VA Separate Account-A                                                                           Nationwide Qualified Plans Variable
Nationwide VA Separate Account-B                                                                           Account
Nationwide VA Separate Account-C                                                                           Nationwide Private Placement Variable
Nationwide VA Separate Account-D                                                                           Account
Nationwide VLI Separate Account                                                                                     Ohio DC Variable Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3

Registered Broker Dealers
Nationwide Advisory Services, Inc.
Nationwide Investment Services Corporation

Affiliates and Subsidiaries
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Trust Company, FSB
Nationwide Retirement Solutions, Inc.
National Deferred Compensation, Inc.

Portfolios Class I and II Shares
Pioneer America Income VCT Portfolio
Pioneer Balanced VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Growth Shares VCT Portfolio
Pioneer High VCT Portfolio
Pioneer International Value VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Small Cap Value VCT Portfolio
Pioneer Company VCT Portfolio
Pioneer Strategic Income VCT Portfolio

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No.1 to
Schedule to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

PIONEER VARIABLE CONTRACTS                                                                                     PIONEER INVESTMENT
TRUST,                                                                                     MANAGEMENT, INC.
On behalf of the portfolios                                                                                     By its authorized officer,
By its authorized officer and not individually,

By:__________________________________                                                                                                By:______________________________

Name:__[Dorothy Bovrassa]______________                                                                                                Name:___[Dorothy Bourassa]_________

Title:___[Secretary]_____________________	Title:___[Senior VP]________________

Date:___[12/9/03]______________________	Date:____[12/9/03]__________________

NATIONWIDE FINANCIAL SERVICES,	PIONEER FUNDS DISTRIBUTOR, INC.
INC.

By its authorized officer,	By its authorized officer,

By:_________________________________	By:________________________________
William G. Goslee
Vice President	Name:____[Steven Graziano]___________
Date:_____[12-22-03]__________________
Title:__[Executive Vice President]_______

Date: ____ [12/11/03]__________________

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

This Amendment Number 2 to the Participation Agreement, dated September 21, 2000 (the “Participation Agreement”) is effective as of the 13th day of December 2004, by and among Pioneer Variable Contracts Trust (the “Trust”), Nationwide Financial Services, Inc. (the “Company”), Pioneer Funds Distributor, Inc. (“PFD”), and Pioneer Investment Management, Inc. (“PIM”).  PFD and PIM are members of the UniCredito Italiano banking group, register of banking groups.

WHEREAS, the Trust, the Company, PFD and PIM are each parties to the Participation Agreement; and

WHEREAS, the parties now desire to modify the Participation Agreement to include the new Schedule A and Schedule B attached hereto.

NOW THEREFORE, in consideration of the promises and the mutual covenants expressed herein, the parties agree as follows:

Schedule A and Schedule B of the Participation Agreement are hereby deleted in their entirety and replaced with the Schedule A and Schedule B attached hereto with effect from December 13, 2004.

The Participation Agreement, as supplemented by this Second Amendment is hereby ratified and confirmed.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

PIONEER VARIABLE CONTRACTS TRUST,                                                                                                           PIONEER INVESTMENT MANAGEMENT, INC.

On behalf of the Portfolios                                                                                                By its authorized officer,

By its authorized officer and not individually,

By:  _______________________________                                                                                                           By:  ___________________________________

Name:  [Chris Kelley]_________________                                                                                                           Name:  ___[Mark Goodwin]________________

Title:  Assistant Secretary______________                                                                                                           Title:  Treasurer__________________________

Date:  _[4/4/05]______________________                                                                                                           Date:__[4/4/2005]________________________

NATIONWIDE FINANCIAL SERVICES,                                                                                                PIONEER FUNDS DISTRIBUTOR, INC.

INC.

By its authorized officer,                                                                                     By its authorized officer,

By:  ______________________________                                                                                                By:  _______________________________

Name:  [Karen R. Colvin]_____________                                                                                                Name:  _____________________________

Title:  Officer_______________________                                                                                                           Title:  E.V.P. Distribution_______________

Date:  ___12/29/04]__________________                                                                                                Date:  ___[4/6/05]_____________________

SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS

Separate Accounts

All existing and future Separate Accounts including but not limited to the following:

Nationwide Variable Account                                                                                     Nationwide VLI Separate Account-4

Nationwide Variable Account-II                                                                                                Nationwide VLI Separate Account-5

Nationwide Variable Account-3                                                                                                Nationwide VLI Separate Account-6

Nationwide Variable Account-4                                                                                                Nationwide VL Separate Account

Nationwide Variable Account-5                                                                                                Nationwide VL Separate Account-A

Nationwide Variable Account-6                                                                                                Nationwide VL Separate Account-B

Nationwide Variable Account-7                                                                                                Nationwide VL Separate Account-C

Nationwide Variable Account-8                                                                                                Nationwide VL Separate Account-D

Nationwide Variable Account-9                                                                                                Nationwide DC Variable Account

Nationwide Variable Account-10                                                                                                Nationwide DC Variable Account-II

Nationwide Variable Account-11                                                                                                NACo Variable Account

Nationwide Variable Account-12                                                                                                Nationwide Government Plans Variable Account

Nationwide Variable Account-13                                                                                                Nationwide Governmental Plans Variable Account-II

Nationwide Variable Account-14                                                                                                Nationwide Qualified Plans Variable Account

Multi-Flex Variable Account                                                                                                Nationwide Private Placement Variable Account

Nationwide VA Separate Account-A                                                                                                Nationwide VA Separate Account-D

Nationwide VA Separate Account-B                                                                                                Ohio DC Variable Account

Nationwide VA Separate Account-C                                                                                                Schwab Custom Solutions Variable Annuity

Nationwide VLI Separate Account

Nationwide VLI Separate Account-2

Nationwide VLI Separate Account-3

Registered Broker Dealers

Nationwide Advisory Services, Inc.

Nationwide Investment Services Corporation

Affiliates and Subsidiaries

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Trust Company, FSB

Nationwide Retirement Solutions, Inc.

National Deferred Compensation, Inc.

Portfolios Class I and II Shares

Pioneer America Income Trust VCT Portfolio

Pioneer Balanced VCT Portfolio

Pioneer Emerging Markets VCT Portfolio

Pioneer Equity Income VCT Portfolio

Pioneer Europe VCT Portfolio

Pioneer Fund VCT Portfolio

Pioneer Growth Shares VCT Portfolio

Pioneer High Yield VCT Portfolio

Pioneer International Value VCT Portfolio

Pioneer Mid Cap Value VCT Portfolio

Pioneer Real Estate Shares VCT Portfolio

Pioneer Small Cap Value VCT Portfolio

Pioneer Small Cap Value II VCT Portfolio

Pioneer Small Company VCT Portfolio

Pioneer Strategic Income VCT Portfolio

SCHEDULE B

1.             Administrative Service

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD.  The Company will provide properly registered and licensed personnel, as necessary, and any systems needed for all Contract owners servicing and support - for both fund and annuity and life insurance information and questions, including:

▪	Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD;

▪	Respond to Contract owner and participant inquires;

▪	Delivery of both Trust and Contract prospectuses as required under applicable law;

▪	Entry of initial and subsequent orders;

▪	Transfer of cash to Portfolios;

▪	Entry of transfers between Portfolios;

▪	Portfolio balance and allocation inquires; and

▪	Mail Trust proxies.

2.             Administrative Service Fees

For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of [X.XX%] of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and [X.XX%] of the average aggregate net daily assets invested in the Class II Shares of the Portfolios through the Accounts at the end of each calendar quarter.  PIM or any of its affiliates shall pay an additional servicing fee of [X.XX%] per annum of the aggregate net daily assets invested in Class I shares of the Portfolios invested through Schwab Custom Solutions Variable Annuity.  Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter.  Such fees shall be paid quarterly in arrears.  Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.  The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation.  Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.             12b-1 Distribution Related Fees (Class II Shares Only)

In accordance with the Portfolios' plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of [X.XX%] of the average daily net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter.  PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter.  Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.  The Rule 12b-1 distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Portfolio and (i) distribution services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.